Monthly Insight

JUN 30, 2012	The China Fund, Inc. (CHN)

Investment Objective

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, ‘China companies’ are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to this policy.

Performance Overview

								Since
Performance History	1 month	3 months	YTD	1 Year	3 Years	5 Years	10 Years	Inception
					(p.a.)	(p.a.)	(p.a.)	(p.a.)

NAV (%)	0.76	-5.52	2.32	-20.17	9.28	3.32	17.24	10.53
Market price (%)	2.19	-5.88	6.92	-19.39	9.15	5.62	18.4	9.63
Benchmark (%)	1.91	-6.44	4.83	-13.89	6.02	0.03	9.60	N/A

Performance History	2011	2010	2009	2008	2007	2006	2005	2004
NAV (%)	-24.37	27.25	72.82	-46.95	86.20	57.10	6.09	3.80
Market price (%)	-27.51	23.60	72.19	-40.65	50.24	65.67	-21.51	-9.95
Benchmark (%)	-18.36	13.60	67.12	-49.37	37.97	39.50	10.27	14.27

Source : State Street Bank and Trust Company. Source for index data: MSCI as at June 30, 2012

Portfolio Analysis

The China Fund, Inc. (CHN)

Portfolio Analysis (continued)

Top 10 Holdings	Sector	%	Direct investments	Sector	%
PING AN INSURANCE (GROUP)	FINANCIALS	5.0	CHINA BRIGHT	HEALTH CARE	2.9
HAND ENTERPRISE SOLUTIONS CO., LTD.	I.T.	4.8	ZONG SU FOODS	CON. STAPLES	2.9
TAIWAN SEMICONDUCTOR MANUFACT.	I.T.	4.5	CHINA SILICON CORP., SERIES A PREFERRED	I.T.	0.0
TRACKER FUND OF HONG KONG	FINANCIALS	4.1	CHINA SILICON CORP. COMMON STOCK	I.T.	0.0
FAMILYMART CO., LTD.	CON. DISC.	3.4
CHINA MEDICAL SYSTEM HOLDINGS, LTD.	HEALTH CARE	3.3
DIGITAL CHINA HOLDINGS, LTD.	I.T.	3.1
CHINA MOBILE, LTD.	TELECOM.	3.0
CHINA BRIGHT	HEALTH CARE	2.9
INDUSTRIAL & COMMERCIAL BANK OF CHINA	FINANCIALS	2.9
Total		37.0	Total		5.8

Source : State Street Bank and Trust Company as at June 30, 2012

Fund Details

NAV	$23.79
Market price	$21.93
Premium/Discount	-7.82%
Market cap	US$495.0m
Shares outstanding	22,570,549
Exchange listed	NYSE
Listing date	July 10, 1992
Benchmark	MSCI Golden Dragon Index (Total Return)
Fund Manager	Christina Chung
Listed and direct investment manager	RCM Asia Pacific Limited

Source : State Street Bank and Trust Company as at June 30, 2012

Dividend History (10 years)

Declaration date	Ex-dividend date	Record date	Payable date	Dividend/Share	Income	Long-term Capital	Short-term Capital
8 Dec 2011	21 Dec 2011	23 Dec 2011	29 Dec 2011	2.99640	0.17420	2.82220	0.00000
8 Dec 2010	21 Dec 2010	24 Dec 2010	29 Dec 2010	2.27420	0.37460	1.89960	0.00000
9 Dec 2009	22 Dec 2009	24 Dec 2009	29 Dec 2009	0.25570	0.25570	0.00000	0.00000
8 Dec 2008	22 Dec 2008	24 Dec 2008	23 Jan 2009	5.81740	0.48130	5.33610	0.00000
7 Dec 2007	19 Dec 2007	21 Dec 2007	25 Jan 2008	12.12000	0.28000	9.00000	2.84000
8 Dec 2006	19 Dec 2006	21 Dec 2006	29 Dec 2006	4.01170	0.29960	2.73090	0.98120
9 Dec 2005	19 Dec 2005	21 Dec 2005	29 Dec 2005	2.51190	0.21720	2.29470	0.00000
13 Dec 2004	20 Dec 2004	22 Dec 2004	7 Jan 2005	3.57010	0.19630	3.26640	0.10740
19 Dec 2003	29 Dec 2003	31 Dec 2003	15 Jan 2004	1.78000	0.07000	0.67000	1.04000
17 Dec 2002	23 Dec 2002	26 Dec 2002	15 Jan 2003	0.21437	0.06397	0.00069	0.14971

Source : State Street Bank and Trust Company as at June 30, 2012

The China Fund, Inc. (CHN)

The China Fund Inc. NAV Performance of US$10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.

Source : State Street Bank and Trust Company as at June 30, 2012

The China Fund Inc. Premium / Discount

Past performance is not a guide to future returns.

Source : State Street Bank and Trust Company as at June 30, 2012

The China Fund, Inc. (CHN)

Manager’s Commentary

Market review

The surprise move by the People’s Bank of China (“PBoC”) to cut the benchmark lending and deposit rates by 25 basis points, effective June 8, provided a clear and strong signal to the market of a loosening in the policy stance. However, the asymmetric rate cut had an adverse effect on the net interest margin of Chinese banks and given the banking sector’s big weighting in the index, the rally in H-shares turned out to be relatively muted. With the positive effect of the Greek re-election results fading out in mid-June, the market re-focused on the weak economic data and the poor corporate earnings outlook. While it was expected that the Chinese government will continue to accelerate the pace of policy easing to stimulate domestic demand, market turnover remained low, suggesting that investors continued to stay on the sidelines.

The Greater China market did rally on the last trading day of the month backed by the positive measures coming from the EU summit which temporarily soothed market concerns over the euro credit situation.

Fund review

The top contributors for the month were Hand Enterprise Solutions, Ping An Insurance and Sinopharm Group. The share price of Hand Enterprise, an I.T. consultancy firm, rebounded in June on the expectation of better first half earnings results. Ping An Insurance benefited from the policy changes that allow insurance companies to participate in the RQFII program and other new businesses. The purchase of additional shares in June by management also supported the share price. Sinopharm, China's largest pharmaceutical products distributor, proposed an issuance of corporate bonds to strengthen the balance sheet, and the rate cut in early June also helped reduce Sinopharm’s interest expense.

The main detractors during the month were ZTE Corporation and ENN Energy. The share price of ZTE remains weak as investors are concerned about the company’s potential earnings disappointment in the upcoming interim results. However, the valuation is now at an attractive level. Although earnings expectations are bearish, there is potential upside that could come from tougher cost controls and lower financing costs. For ENN Energy, the share price soared in late May as a result of the proposed acquisition of China Gas, however it retreated after the deal faced opposition by another substantial shareholder, Beijing Enterprises.

Outlook

The latest development in Europe appears to have reduced the systemic risk of banks in the euro zone. With respect to China, there are more signs of policy easing, although the pace is still very gradual and the scope remains very selective. Notwithstanding these positive developments, a major challenge for equity markets is the fact that global economic growth remains very weak. In particular, China’s economy is much weaker than expected. Hence, while economic growth in China is likely to recover in the second half of 2012, the rate of recovery could be subdued in the absence of more significant policy support. As a result, the corporate earnings outlook continues to be weak and while we could be at the bottom of the earnings cycle, visibility of an earnings recovery remains low. Overall, we believe that Chinese equities will continue to be range bound in the short term.

The Taiwan stock market remained almost flat during the month of June, underperforming most regional peers. The prolonged uncertainty surrounding capital gain tax (CGT) in Taiwan and the poor global economy will continue to weigh negatively on domestic consumption in Taiwan. For instance, on a recent company visit to one of the major retailers the forecast indicated that domestic demand is very weak. With respect to the technology sector, we remain cautious as we see a weakening in the bargaining power of Taiwan component suppliers due to the emergence of 2 very strong customers, Samsung and Apple. We also expect the widely anticipated third quarter PC recovery to be either weaker than expected or delayed to next year, which is another negative for Taiwan technology companies. In terms of valuation, we believe that the Taiwan market will still stay above the regional average in terms of P.E. Ratio, despite its underperformance in June. We continue to stay cautious on Taiwan.

Source : RCM Asia Pacific Limited as at June 30, 2012

The China Fund, Inc. (CHN)

Portfolio Holdings

					Percentage of
CUSIP	Security Description	Cost Base	Base MV	Shares	Net Assets
913BMZ902	Ping An Insurance (Group) Company of China, Ltd.	26,129,356	26,878,299	3,707,857	5.0
B3VN92906	HAND Enterprise Solutions Co., Ltd.	2,691,250	25,963,361	9,558,157	4.8
688910900	Taiwan Semiconductor Manufacturing Co., Ltd.	23,621,479	24,192,769	8,893,000	4.5
618855902	Tracker Fund of Hong Kong	21,479,883	21,811,935	8,468,500	4.1
644094906	FamilyMart Co., Ltd.	5,058,480	18,328,614	3,940,652	3.4
B6WY99909	China Medical System Holdings, Ltd.	3,005,888	17,847,913	41,083,300	3.3
635186901	Digital China Holdings, Ltd.	17,914,700	16,736,931	9,603,000	3.1
607355906	China Mobile, Ltd.	15,654,256	15,980,644	1,461,000	3.0
ACI007Y93	China Bright	14,969,436	15,635,006	14,665,617	2.9
B1G1QD902	Industrial & Commercial Bank of China	20,054,110	15,468,278	27,970,000	2.9
ACI0090H8	Zong Su Foods	15,000,034	15,307,086	2,677	2.9
B00G0S903	CNOOC, Ltd.	16,633,138	15,103,703	7,608,000	2.8
B1YMYT902	Hiwin Technologies Corp.	14,799,643	13,692,823	1,355,000	2.6
663094902	China Everbright International, Ltd.	11,891,059	12,280,769	26,100,000	2.3
635415904	Epistar Corp.	14,075,935	12,262,757	5,595,000	2.3
633393905	Enn Energy Holdings, Ltd.	961,117	11,990,834	3,426,000	2.2
674842901	Ruentex Development Co., Ltd.	4,853,391	10,463,206	6,857,301	1.9
634007900	Kunlun Energy Co., Ltd.	10,482,242	10,254,789	6,436,000	1.9
629099904	WT Microelectronics Co., Ltd.	8,888,527	9,592,120	7,122,000	1.8
99ZMCS903	Kweichow Moutai Co., Ltd.	8,981,307	9,540,735	251,649	1.8
B2R2ZC908	CSR Corp., Ltd.	9,248,041	9,445,615	12,212,000	1.8
670039007	Uni-President Enterprises Corp.	1,896,024	9,158,974	5,750,335	1.7
971DPM903	ZTE Corp. Access Product	12,015,588	9,055,973	4,099,499	1.7
642411904	Yuanta Financial Holdings Co., Ltd.	9,957,748	8,753,286	19,305,680	1.6
B3ZVDV905	Sinopharm Group Co., Ltd.	6,363,867	8,379,139	3,051,600	1.6
651795908	Natural Beauty Bio-Technology, Ltd.	4,906,910	7,564,962	47,710,000	1.4
17307D352	Wuliangye Yibin Co., Ltd.	3,118,592	7,270,166	1,403,507	1.3
619376908	China Resources Land Ltd.	5,946,869	7,016,177	3,436,000	1.3
B1JNK8908	China Coal Energy Co., Ltd.	10,996,167	6,899,887	8,429,000	1.3
643648900	Shenzhen International Holdings, Ltd.	6,956,592	6,836,975	111,655,000	1.3
B01CT3905	Tencent Holdings, Ltd.	6,391,568	6,823,191	234,200	1.3
970LGE904	Zhengzhou Yutong Bus Co., Ltd.	7,126,648	6,737,047	1,894,588	1.3
671815900	Qingling Motors Co., Ltd.	7,603,281	5,923,053	24,836,000	1.1
34415V109	Focus Media Holding Ltd.	5,976,531	5,880,261	250,437	1.1
B03SMV903	China United Network Communications, Ltd.	8,426,234	5,778,493	9,809,037	1.1
600245005	ASM Pacific Technology Ltd.	5,467,670	5,214,986	410,700	1.0
17313A533	Gree Electric Appliances, Inc.	5,451,623	5,110,020	1,549,900	0.9
626073902	Delta Electronics Inc.	4,550,608	4,912,280	1,615,000	0.9
674234901	Shandong Weigao Group Medical Polymer Co., Ltd.	1,296,225	4,874,810	4,428,000	0.9
604364901	Yantai Changyu Pioneer Wine Co., Ltd.	5,808,831	4,644,316	688,855	0.9
959GRNII9	Taiwan Life Insurance Co., Ltd.	6,178,274	4,604,986	200,000,000	0.9
665157905	Comba Telecom Systems Holdings, Ltd.	7,565,579	4,548,825	10,958,500	0.8
B0PR2N901	Wumart Stores, Inc.	1,810,149	4,486,858	2,219,750	0.8
B188NR908	Qinghai Salt Lake Potash Co., Ltd.	6,484,994	4,348,349	814,450	0.8
620267906	Advantech Co., Ltd.	4,104,779	4,236,319	1,284,000	0.8
912TARII6	Shanghai Yuyuan Tourist Mart Co., Ltd.	3,943,762	4,148,078	3,318,462	0.8
17316E755	Yonyou Software Co., Ltd.	4,454,170	3,974,814	1,647,250	0.7
643055908	Golden Meditech Co., Ltd.	4,555,715	3,749,164	35,040,000	0.7
B633D9904	Zhongsheng Group Holdings Ltd.	3,195,651	2,940,991	2,440,000	0.6
B05LP6908	CDW Holding, Ltd.	1,203,361	2,890,354	40,930,000	0.5
618666903	Catcher Technology Co., Ltd.	2,892,336	2,869,400	432,000	0.5
642324909	iShares MSCI China Index ETF	2,690,838	2,707,528	1,182,600	0.5
B1XBPZ903	China Fishery Group, Ltd.	2,240,953	2,578,518	3,734,872	0.5
B4R29H902	Asian Citrus Holdings, Ltd.	3,953,174	2,436,521	4,355,000	0.4

The China Fund, Inc. (CHN)

Portfolio Holdings (continued)

					Percentage of
CUSIP	Security Description	Cost Base	Base MV	Shares	Net Assets
B4PTR3906	Fook Woo Group Holdings, Ltd.	7,974,083	2,235,340	25,314,000	0.4
677103905	Shangri-La Asia, Ltd.	1,660,098	2,229,816	1,176,683	0.4
G45667105	Hollysys Automation Technologies, Ltd.	892,101	886,284	104,024	0.2
631349909	Chaoda Modern Agriculture (Holdings), Ltd.	9,287,936	0	26,651,357	0.0
16899C939	China Silicon Corp. Common Stock	1,458,811	0	2,301,863	0.0
169999935	China Silicon Corp., Series A Preferred	5,171,016	0	27,418	0.0
B04W2V905	FU JI Food & Catering Services	4,246,696	0	5,462,000	0.0

Source : State Street Bank and Trust Company as at June 30, 2012

The information contained herein has been obtained from sources believed to be reliable but RCM and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund’s annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund’s website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on investment strategies and opportunities. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are sold on the open market through a stock exchange, where shares may trade at a premium or a discount. Holdings are subject to change daily.